UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2020

JUNIPER INDUSTRIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39129	84-2818047
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14 Fairmount Avenue Chatham, New Jersey	07928
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 507-0359

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	JIH.U	The New York Stock Exchange

Shares of Class A common stock included as part of the units	JIH	The New York Stock Exchange

Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	JIH WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2020, Juniper Industrial Holdings, Inc. (the “Company”) announced the election of Mr. David M. Cote as a new director of the Company. Mr. Cote has been appointed to serve on the audit committee, the nominating committee and the compensation committee of the Company, with such appointment effective upon his becoming a director of the Company.

Mr. Cote currently serves as the Executive Chairman of Vertiv Holdings Co (formerly known as GS Acquisition Holdings Corp). From April 2018 until February 2020, Mr. Cote served as Chief Executive Officer, President and Secretary and Chairman of the Board of Directors of GS Acquisition Holdings Corp. Mr. Cote served as Chairman and Chief Executive Officer of Honeywell from July 2002 to March 2017. Most recently, Mr. Cote was Executive Chairman of the Board of Honeywell until April 23, 2018. He joined Honeywell as President and Chief Executive Officer in February 2002. Prior to joining Honeywell, he served as Chairman, President and Chief Executive Officer of TRW Inc., a provider of products and services for the aerospace, information systems and automotive markets, from August 2001 to February 2002. From February 2001 to July 2001, he served as TRW’s President and Chief Executive Officer and from November 1999 to January 2001 he served as its President and Chief Operating Officer. Mr. Cote was Senior Vice President of General Electric Company and President and Chief Executive Officer of GE Appliances from June 1996 to November 1999. Mr. Cote was a director of the Federal Reserve Bank of New York from March 2014 to March 2018. He previously served as a director of JPMorgan Chase & Co. from July 2007 to July 2013.

The board of directors of the Company has affirmatively determined that Mr. Cote meets the applicable standards for an independent director under both the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934.

Mr. Cote will not be compensated by the Company for his services as a director and has not entered into an employment agreement with the Company.

In connection with this appointment, Mr. Cote is expected to enter into an indemnity agreement and a letter agreement with the Company on the same terms as the indemnity agreements and letter agreements entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2020

JUNIPER INDUSTRIAL HOLDINGS, INC.

By:	/s/ Brian Cook
Name:	Brian Cook
Title:	Chief Executive Officer and Chief Financial Officer